FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement (this "Amendment") amends that certain Amended and Restated Revolving Credit and Security Agreement dated as of November 28, 2006, as amended by that certain First Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of September 30, 2007, as amended by that certain Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of November 21, 2011, as amended by that certain Third Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of September 7, 2012, and as amended by that certain Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of November 26, 2014 (the "Agreement") between TRANSACT TECHNOLOGIES INCORPORATED (the "Borrower"), and TD Bank, N.A. formerly known as TD BankNorth N.A., a national banking association (the "Lender") (collectively, the Agreement and this Amendment and any further or other amendment shall be referred to as the "Credit Agreement") is made and entered into as of the 21st day of November, 2017 by and between the Borrower and the Lender. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower has requested and the Lender has agreed to extend the Revolving Credit Period until November 28, 2022, upon the terms and conditions set forth in this Amendment; and

WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of mutual covenants herein contained and for other good and valuable consideration the parties agree as follows:

1.
Amendment to Credit Agreement.  In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender do hereby amend the Credit Agreement as follows:

a.	Section 2.9(b) of the Credit Agreement ("Fees") is amended by deleting the words "fifteen (15) basis points" and substituting therefor the words, "twelve and one-half (12.5) basis points."

b.	Section 6.3(d) of the Credit Agreement ("Dividends") is amended by deleting the amount "$10,000,000" and substituting therefor the amount, "$12,500,000."

c.	Exhibit 1 is amended by amending the definition "Revolving Credit Period" to read as follows:

"Revolving Credit Period" means the period from and including the date of this Agreement to, but not including, November 28, 2022.

2.	Conditions to Closing. This Amendment shall be effective as of November 21, 2017 upon the completion of each of the following:
a.	Execution of this Amendment by the Borrower and the Lender and delivery of executed originals to the Lender.
b.	Execution of the Affirmation of Guarantee in the form appended hereto as Exhibit A by the Guarantor.
c.	Such additional documents, certificates and other assurances that the Lender or its counsel may require.
3.
No Default; Representations and Warranties, etc.  The Borrower hereby confirms that: (a) the representations and warranties of the Borrower contained in the Credit Agreement as modified hereby are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), as modified by any amendment of Schedules presented herewith; (b) the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

4.	Miscellaneous.
a.
Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect.  Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

b.	This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.
c.	This Amendment shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment which is a sealed instrument as of the date first above written.

TD BANK, N.A.
Formerly known as TD BANKNORTH, N.A.

By: /s/ Brian P. Bourgoin
Name: Brian P. Bourgoin
Title:   Vice President

TRANSACT TECHNOLOGIES INCORPORATED.

By: /s/ Steven A. DeMartino
Name:  Steve A. DeMartino
Title:  President and Chief Financial Officer